UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2008

THE BLACKSTONE GROUP L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33551	20-8875684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue New York, New York	10154
(Address of principal executive offices)	(Zip Code)

(212) 583-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On July 14, 2008, Lord Nathaniel Charles Jacob Rothschild resigned as a member of the board of directors of Blackstone Group Management L.L.C., the general partner (the “General Partner”) of The Blackstone Group L.P. (the “Partnership”), effective immediately.

(d) On July 14, 2008, Richard H. Jenrette was appointed to the board of directors of the General Partner and a member of its Audit Committee and Conflicts Committee.

Mr. Jenrette will receive an annual cash retainer of $100,000. In addition, Mr. Jenrette received upon his appointment a grant of 15,000 deferred restricted common units under the Partnership’s 2007 Equity Incentive Plan. These deferred restricted common units will vest, and the underlying common units will be delivered, in equal installments on each of the first, second and third anniversaries of the date of grant, subject to such director’s continued service on the board of directors of the General Partner.

A copy of the press release announcing the appointment of Mr. Jenrette to the board of directors of the General Partner is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press release, dated as of July 14, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Blackstone Group L.P.

By: Blackstone Group Management L.L.C., its general partner

Date:	July 15, 2008	By:	/s/ Robert L. Friedman
		Name:	Robert L. Friedman
		Title:	Chief Legal Officer